Exhibit 10.1

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT (this “Amendment”) is dated as of December 31, 2004, between and among (i) OLD DOMINION ELECTRIC COOPERATIVE, a utility aggregation cooperative organized under the laws of the Commonwealth of Virginia (“Old Dominion”), (ii) U.S. BANK NATIONAL ASSOCIATION, SUCCESSOR TO STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, but solely as trustee under the Trust Agreement (the “Owner Trustee”), (iii) WACHOVIA BANK, NATIONAL ASSOCIATION, FORMERLY KNOWN AS FIRST UNION NATIONAL BANK, SUCCESSOR BY MERGER TO FIRST UNION NATIONAL BANK OF FLORIDA, a national banking association, as Owner Participant (the “Owner Participant”), (iv) UTRECHT-AMERICA FINANCE CO., a Delaware corporation, as Series A Lender and Agent for the Lenders (“Utrecht”), and (v) CEDAR HILL INTERNATIONAL CORP., a Delaware corporation, as Series B Lender (“Cedar Hill”).

WITNESSETH:

WHEREAS, Old Dominion, the Owner Trustee, the Owner Participant and Utrecht entered into certain Operative Documents, including, without limitation, that certain Participation Agreement dated as of February 29, 1996, which was amended by that certain Amendment No. 1 to Participation Agreement dated as of December 19, 2002, pursuant to which Cedar Hill became the Series B Lender (the “Participation Agreement”);

WHEREAS, Old Dominion has requested, and the other parties have agreed, to amend the covenant contained in Section 7.7 of the Participation Agreement, subject to the terms and conditions hereof;

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the parties hereto covenant and agree as follows:

1.	Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in Appendix A to the Participation Agreement shall have the meaning assigned to such term therein.

2.	Amendment to Section 7.7 of the Participation Agreement. Section 7.7 of the Participation Agreement is hereby deleted in its entirety and replaced with the following:

“Section 7.7. Qualifying Letter of Credit. If at any time during the Term of the Equipment Operating Lease or the Foundation Operating Lease Old Dominion’s Bonds are either (a) rated below the Minimum Credit Rating

(as defined herein), or (b) placed on negative credit watch by either S&P or Moody’s while rated at the Minimum Credit Rating for such agency, then Old Dominion shall, within 90 days of the first date on which Old Dominion’s Bonds meet the condition set forth in either (a) or (b) above, obtain for the benefit of the Owner Participant a Qualifying Letter of Credit. If at any time subsequent to the date referred to in the preceding sentence Old Dominion’s Bonds are again rated at the Minimum Credit Rating or above and are not on negative credit watch by either S&P or Moody’s while rated at the Minimum Credit Rating for such agency, then Old Dominion shall not be required to maintain a Qualifying Letter of Credit in accordance with this Section 7.7. If, at any time Old Dominion is required to maintain a Qualifying Letter of Credit pursuant to this Section 7.7, the bank issuing such Qualifying Letter of Credit shall cease to be a Qualifying Letter of Credit Bank, Old Dominion shall, within 90 days of the earlier of (i) having Actual Knowledge of such fact or (ii) receiving notice from the Owner Participant of such fact, replace such letter of Credit with a Qualifying Letter of Credit. As used herein, “Minimum Credit Rating” shall mean a rating for Old Dominion’s Bonds that is at least A- by S&P and Baa2 by Moody’s.”

3.	Restatement of Representations and Warranties. Old Dominion hereby certifies that each and every representation and warranty heretofore made by it in Sections 3.3(a) – (h), (j) – (m), (o), (x) – (z) of the Participation Agreement is true and correct as if made on the date hereof (except where reference is made to a specific date) with respect to this Amendment and the Participation Agreement, as amended by this Amendment.

4.	Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Participation Agreement and the other Operative Documents shall be and remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only.

5.	Counterparts. This Amendment may be executed in multiple counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and each of which counterparts, taken together, shall constitute but one and the same instrument.

6.	Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

7.	No Default. To induce the parties to enter into this Amendment, Old Dominion hereby acknowledges and agrees that, of the date hereof, and after giving effect to the terms hereof, no Event of Default, Event of Loss or event that with the passage of time or giving of notice or both would constitute an Event of Default or Event of Loss has occurred and is continuing.

8.	Further Assurances. Old Dominion agrees to take such further action as any of the parties hereto shall reasonably request in connection herewith to evidence the amendments herein contained.

9.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

10.	Conditions Precedent. This Amendment shall become effective only upon:

(a)	The execution and delivery of this Amendment by each of the parties hereto.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first written above.

OLD DOMINION ELECTRIC COOPERATIVE

By:	/s/ Jackson E. Reasor
Name:	Jackson E. Reasor
Title:	President and Chief Executive Officer
Date:	January 11, 2005

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

U.S. BANK NATIONAL ASSOCIATION, SUCCESSOR TO STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee Under the Trust Agreement
By:	/s/ Paul D. Allen
Name:	Paul D. Allen
Title:	Vice President
Date:	December 29, 2004
WACHOVIA BANK, NATIONAL ASSOCIATION, FORMERLY KNOWN AS FIRST UNION NATIONAL BANK, SUCCESSOR BY MERGER TO FIRST UNION NATIONAL BANK OF FLORIDA
By:	/s/ Michael L. Taylor
Name:	Michael L. Taylor
Title:	Managing Director
Date:	December 27, 2004
UTRECHT-AMERICA FINANCE CO.
By:	/s/ David Dietz
Name:	David Dietz
Title:	Treasurer
Date:	December 31, 2004
By:	/s/ Kevin Moclair
Name:	Kevin Moclair
Title:	Assistant Treasurer
Date:	December 31, 2004
CEDAR HILL INTERNATIONAL CORP.
By:	/s/ Steven C. Joszef
Name:	Stephen C. Joszef
Title:	Managing Director
Date:	January 10, 2005

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